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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Shares of Beneficial Interest, $0.01 par value per share	5,520,000	$27.30	$150,696,000	$17,510.88

(1)
A filing fee of $17,510.88, calculated in accordance with Rule 457(r), has been transmitted to the U.S. Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement.

Filed pursuant to Rule 424(B)(5)
Registration No. 333-190137

PROSPECTUS SUPPLEMENT (To prospectus dated July 25, 2013)

4,800,000 Shares

Common Shares of Beneficial Interest

We are offering 4,800,000 of our common shares.

Our common shares are listed on the New York Stock Exchange under the symbol "OFC." The last reported sale price on October 30, 2014 was $27.97 per share.

The underwriter has agreed to purchase the common shares from us at a price of $26.97 per share, which will result in approximately $129.5 million of net proceeds to us before expenses. The underwriter may offer our common shares in transactions on the New York Stock Exchange, in the over-the-counter market or through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See "Underwriting."

Delivery of the common shares will be made on or about November 5, 2014.

Investing in our common shares involves risks. See "Risk Factors" beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2013 and in the accompanying prospectus before buying our shares.

We have granted to the underwriter a 30-day option to purchase from us up to an additional 720,000 common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

The date of this prospectus supplement is October 30, 2014.

          You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate as of any date other than the dates of the specific information. Our business, financial condition, results of operations and prospectus may have changed since those respective dates.

Prospectus Supplement

Prospectus

          The terms "COPT," "Company," "we," "our" and "us" refer to Corporate Office Properties Trust, individually or together with its subsidiaries, including Corporate Office Properties, L.P., which is referred to as COPLP, and our predecessors, unless the context suggests otherwise. The term "you" refers to a prospective investor.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

          We are providing information to you about this offering of our common shares in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying prospectus, which provides general information. Generally, when we refer to this "prospectus," we are referring to both documents combined, as well as to the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Some of the information in the accompanying prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus and our documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are based on our current expectations, estimates and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "could," "believe," "anticipate," "expect," "estimate," "plan" or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved. Accordingly, actual results may differ materially from those addressed in the forward-looking statements. We caution readers that forward-looking statements reflect our opinion only as of the date on which they were made. You should not place undue reliance on forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

          Important factors that may affect these expectations, estimates or projections expressed in forward-looking statements include, but are not limited to:

  •
  general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

  •
  adverse changes in the real estate markets, including, among other things, increased competition with other companies;

  •
  governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers;

  •
  our ability to borrow on favorable terms;

  •
  risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

  •
  risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives;

  •
  changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

  •
  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

  •
  the dilutive effects of issuing additional common shares;

  •
  our ability to achieve projected results;

  •
  environmental requirements; and

  •
  the other factors described beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2013 under the heading "Risk Factors" and in the accompanying prospectus.

 THE OFFERING

          The following is a brief summary of certain terms of this offering.

Issuer	Corporate Office Properties Trust
Common shares offered	4,800,000 shares(1)
Common shares to be outstanding immediately after this offering(2)	92,521,731
Use of proceeds
We intend to contribute the net proceeds from this offering to COPLP. Initially a portion of the net proceeds will be used to repay borrowings under our unsecured revolving credit facility, which were approximately $17.0 million as of October 28, 2014. The remaining portion of the net proceeds from this offering, together with proceeds available under our unsecured revolving credit facility, will be used to fund our expected defeasance and full satisfaction in December 2014 of $211.5 million in secured nonrecourse debt due to mature in late 2015 and early 2016. See "Use of Proceeds" in this prospectus supplement.
Distribution policy
We have declared and paid consecutive quarterly dividends on our common shares for over 16 years, and our current quarterly dividend payment is $0.275 per share. We intend to continue to make quarterly distributions to holders of our common shares out of our earnings. Among other things, the per share amounts of future distributions may depend on the number of our common and preferred shares outstanding from time-to-time. As of the date of this offering, our outstanding preferred shares, which rank senior to our common shares with respect to payment of dividends, include 531,667 of our 5.6% Series K Cumulative Redeemable Preferred Shares and 6,900,000 of our Series L Cumulative Preferred Shares.
Listing	Our common shares are listed on the NYSE under the symbol "OFC."
Restrictions on ownership
To assist us in maintaining our qualification as a REIT, our Declaration of Trust provides that no person, other than a person that has received an exemption, may own directly or indirectly, or be deemed to own by virtue of certain attribution provisions of the Internal Revenue Code of 1986, as amended, more than 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding common shares. For more information, see "Description of Shares — Restrictions on Ownership and Transfer" in the accompanying prospectus.
Tax consequences	The federal income tax consequences of purchasing, owning and disposing of our common shares are summarized in "Federal Income Tax Matters" in the accompanying prospectus.
Settlement date	Delivery of the common shares will be made against payment therefor on or about November 5, 2014.

Transfer agent	The transfer agent for our common shares is Wells Fargo Bank, N.A.
Conflicts of Interest
Because an affiliate of Wells Fargo Securities, LLC is a lender under our revolving credit facility, this affiliate may receive a portion of the net proceeds from this offering to the extent any net proceeds are used to repay debt under that facility. See "Underwriting — Other Relationships" in this prospectus supplement.
Risk Factors
See "Risk Factors" beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this prospectus supplement, and in the accompanying prospectus for other information you should consider before buying our common shares.

(1)
5,520,000 shares if the underwriter exercises its option to purchase additional shares in full.

(2)
The number of common shares to be outstanding after this offering is based on 87,721,731 common shares outstanding as of October 27, 2014, and assumes no exercise of the underwriter's option to purchase up to an additional 720,000 common shares.

THE COMPANY

          We are an office real estate investment trust ("REIT") that focuses primarily on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. We generally acquire, develop, manage and lease office and data center properties concentrated in large office parks located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of September 30, 2014, our investments in real estate included the following:

  •
  174 operating office properties totaling 16.9 million square feet that were 91.5% occupied;

  •
  10 office properties under, or contractually committed for, construction or redevelopment that we estimate will total approximately 1.1 million square feet upon completion;

  •
  1480 acres of land we control that we believe are potentially developable into approximately 18.7 million square feet; and

  •
  a partially operational, wholesale data center which upon completion and stabilization is expected to have a critical load of 18 megawatts.

          Our focus on serving the specialized requirements of United States Government agencies and defense contractors is a key aspect of our customer strategy. A high percentage of our revenue is concentrated in office and data center properties supporting this strategy, and we expect to further increase this concentration level through our:

  •
  properties' (existing buildings and land held for future development) proximity to defense installations and other knowledge-based government demand drivers, and our willingness to expand to new locations with similar proximities;

  •
  strong relationships with tenants engaged in knowledge-based defense and security activities;

  •
  depth of collective team knowledge, experience and capabilities in developing, operating and securing office properties and single user data centers that meet the United States Government's Force Protection requirements;

  •
  record for providing service that exceeds customer expectations both in terms of the quality of the space we provide and our level of responsiveness to their needs. We have won the CEL & Associates, Inc. award for quality service and tenant satisfaction among nationwide office operators in the large owner category every year since 2004. We believe that operating with such an emphasis on service enables us to be the landlord of choice with high quality customers and contributes to high levels of customer loyalty and retention; and

  •
  continued future investment focused on properties for United States Government agencies and defense contractors.

          Our five executive officers have an average of 28 years of real estate experience.

          Our executive offices are located at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046 and our telephone number is (443) 285-5400. You can contact us by e-mail at ir@copt.com, or by visiting our website, www.copt.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. Our reference to our website is intended to be an inactive textual reference only.

PENDING DEVELOPMENTS

          As described in further detail in the "Use of Proceeds" section of this prospectus supplement, in December 2014, we expect to defease and fully satisfy $211.5 million in secured nonrecourse debt due to mature in late 2015 and early 2016.

 USE OF PROCEEDS

          We intend to contribute to COPLP the net proceeds from the sale of the common shares, approximately $129.3 million after deducting the underwriting discount and commissions and our expenses related to this offering, or approximately $148.7 million if the underwriter's option to purchase additional shares is exercised in full. We intend to use approximately $17.0 million of the net proceeds from this offering initially to repay borrowings under our unsecured revolving credit facility. The remaining portion of the net proceeds from this offering, together with proceeds available under our unsecured revolving credit facility, will be used to fund our expected December 2014 defeasance of, and full satisfaction of our obligations with respect to, (i) $103.0 million principal amount of secured nonrecourse debt due to mature on November 6, 2015 and bearing an interest rate of 5.53% and (ii) $108.5 million principal amount of secured nonrecourse debt due to mature on January 1, 2016 and bearing an interest rate of 5.56%, as well as costs related to the defeasance and satisfaction. As of September 30, 2014, we had no outstanding amounts under our unsecured revolving credit facility. As of October 28, 2014, the weighted average interest rate on this facility was 1.42% and $17.0 million was outstanding.

          Because an affiliate of Wells Fargo Securities, LLC is a lender under our revolving credit facility, this affiliate may receive a portion of the net proceeds from this offering to the extent any net proceeds are used to repay debt under that facility. See "Underwriting — Other Relationships" in this prospectus supplement.

DESCRIPTION OF COMMON SHARES

          A summary of the terms and provisions of our common shares is contained in "Description of Shares — Common Shares" in the accompanying prospectus.

UNDERWRITING

          Subject to the terms and conditions contained in an underwriting agreement among us, COPLP, and Wells Fargo Securities, LLC, as the underwriter, Wells Fargo Securities, LLC has agreed to purchase, and we have agreed to sell to it, 4,800,000 shares.

          The underwriter has agreed to purchase the common shares from us at a price of $26.97 per share, which will result in net proceeds to us of approximately $129.3 million after the underwriting discount and commissions and the payment of our expenses related to this offering.

          We have agreed to indemnify the underwriter and certain of its affiliates and agents against specified liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

          The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by counsel and other conditions. The underwriter reserves the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.

          The expenses of the offering, exclusive of the underwriting discount and commissions, are estimated at approximately $200,000 and are payable by us.

          The underwriter proposes to offer the common shares offered hereby from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Option to Purchase Additional Shares

          We have granted to the underwriter an option to purchase up to 720,000 additional shares at the same price per share as it is paying for the shares as shown above. These additional shares would cover sales by the underwriter which exceed the total number of shares as shown above. The underwriter may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus supplement. We will pay the expenses associated with the exercise of this option.

No Sales of Similar Securities

          We have agreed that we will not offer, sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to, any of our common shares of beneficial interest or securities convertible into or exchangeable or exercisable for any of our common shares of beneficial interest, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the underwriter for a period of 30 days after the date of this prospectus supplement, except for issuances of common shares of beneficial interest pursuant to the dividend reinvestment component of our dividend reinvestment plan as in effect on the date hereof, the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, issuances pursuant to the exercise of employee stock options outstanding on the date hereof, or issuances of restricted securities constituting either common or preferred units of COPLP in acquisition transactions. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the underwriter waives, in writing, such an extension.

          Our executive officers and trustees have agreed that they will not offer, sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, any of our common shares of beneficial interest or securities convertible into or exchangeable or exercisable for any of our common shares of beneficial interest, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common shares of beneficial interest, whether any of these transactions are to be settled by delivery of our common shares of beneficial interest or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriter for a period of 30 days after the date of this prospectus supplement, with certain exceptions. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the underwriter waives, in writing, such an extension.

New York Stock Exchange Listing

          The shares are listed on the New York Stock Exchange under the symbol "OFC."

Price Stabilization and Short Positions

          Until the distribution of the shares is completed, SEC rules may limit the ability of the underwriter to bid for or purchase our common shares. However, the underwriter may engage in transactions that stabilize the price of our common shares, such as bids or purchases to peg, fix or maintain that price.

          If the underwriter creates a short position in the common shares in connection with the offering, i.e., if it sells more shares than are listed on the cover of this prospectus supplement, the underwriter may reduce that short position by purchasing shares in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the underwriter's option to purchase additional shares described above. Purchases of the common shares to stabilize their price or to reduce a short position may cause the price of the common shares to be higher than it might be in the absence of those purchases.

          Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

          In connection with the offering, the underwriter or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Compliance With Non-U.S. Laws and Regulations

          The underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers our common shares or has in its possession or distributes this prospectus supplement or the accompanying prospectus.

          Sales of shares made outside the U.S. may be made by affiliates of the underwriter.

Other Relationships

          An affiliate of Wells Fargo Securities, LLC is a lender under our revolving credit facility, our unsecured term loans and certain of our secured loans. Because an affiliate of Wells Fargo Securities, LLC is a lender under our revolving credit facility, this affiliate may receive a portion of the net proceeds from this offering to the extent any net proceeds are used to repay debt under that facility. The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

          In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

          Certain legal matters in connection with the common shares offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania and Saul Ewing LLP, Baltimore, Maryland and for the underwriter by Clifford Chance US LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

          We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents filed by us at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Our Securities and

Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at http://www.sec.gov.

          This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

          The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus supplement the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the Securities and Exchange Commission will update and supersede this information.

          We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

  •
  our Definitive Proxy Statement for the 2014 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 27, 2014; and

  •
  our Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 13, 2014, May 20, 2014, May 27, 2014, September 3, 2014, September 24, 2014, October 1, 2014 and October 16, 2014.

          You may request a copy of these filings, at no cost, by contacting Stephanie M. Krewson-Kelly, Vice President of Investor Relations, Corporate Office Properties Trust, 6711 Columbia Gateway, Suite 300, Columbia, Maryland 21046, by telephone at 443-285-5400, by facsimile at 443-285-7650, by e-mail at ir@copt.com or by visiting our website, www.copt.com. The information contained on our website is not part of this prospectus supplement. Our reference to our website is intended to be an inactive textual reference only.

PROSPECTUS

        CORPORATE OFFICE PROPERTIES TRUST

COMMON SHARES OF BENEFICIAL INTEREST
PREFERRED SHARES OF BENEFICIAL INTEREST
DEPOSITARY SHARES
WARRANTS
GUARANTEES

CORPORATE OFFICE PROPERTIES, L.P.

DEBT SECURITIES

        We may offer from time to time Corporate Office Properties Trust common shares of beneficial interest, preferred shares of beneficial interest, depositary shares representing interests in preferred shares and warrants to purchase common shares and/or preferred shares, or any combination of these securities, from time to time in one or more series or classes under this prospectus. We may also offer from time to time Corporate Office Properties, L.P. debt securities in one or more series under this prospectus, which debt securities may be fully and unconditionally guaranteed by Corporate Office Properties Trust.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms and conditions of these sales and the securities offered in supplements to this prospectus prepared in connection with each offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest in the securities. The securities may be offered directly, through agents on our behalf to or through underwriters.

        Corporate Office Properties Trust's common shares are listed on the New York Stock Exchange under the symbol "OFC." We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

        You should carefully read and consider the risk factors included in this prospectus and our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in the securities described in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is July 25, 2013.

        Corporate Office Properties, L.P ("COPLP") is a Delaware limited partnership. Corporate Office Properties Trust ("COPT"), or the Company or guarantor, is a Maryland real estate investment trust and the sole general partner of COPLP. Unless otherwise expressly stated or the context otherwise requires, in this prospectus, "we," "us" and "our" refer collectively to COPT, COPLP and their subsidiaries, references to "Company common shares" or similar references refer to the common shares of beneficial interest, par value $0.01 per share, of COPT and references to "common units" or similar references refer to the common units of COPLP.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process, which enables us, from time to time, to offer and sell in one or more offerings common shares, preferred shares, depositary shares and warrants to purchase common shares and/or preferred shares or any combination of these securities. This prospectus contains a general description of the securities that we may offer. Each time we sell any securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information," before you decide whether to invest in the securities.

FORWARD-LOOKING STATEMENTS

        This section contains "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "could," "believe," "anticipate," "expect," "estimate," "plan" or other comparable terminology. Forward- looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved. Accordingly, future events and actual results may differ materially from those addressed in the forward-looking statements. We caution readers that forward-looking statements reflect our opinion only as of the date on which they were made. You should not place undue reliance on forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

  •
  adverse changes in the real estate markets, including, among other things, increased competition with other companies;

  •
  governmental actions and initiatives, including risks associated with the impact of a government shutdown and budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers;

  •
  our ability to borrow on favorable terms;

  •
  risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

  •
  our ability to sell properties included in our Strategic Reallocation Plan (as defined in periodic reports that we incorporate by reference herein);

  •
  risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives;

  •
  changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

  •
  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

  •
  the dilutive effects of issuing additional common shares;

  •
  our ability to achieve projected results; and

  •
  environmental requirements.

        We undertake no obligation to publicly update or supplement forward-looking statements, whether as a result of new information, future events or otherwise. For further information on these and other factors that could impact COPT and our future results, see "Risk Factors."

 SUMMARY

        This prospectus summary calls your attention to selected information in this document, but it does not contain all the information that is important to you. To understand us and the securities that may be offered through this prospectus, you should read this entire prospectus carefully, including the "Risk Factors" and other information included in this prospectus and in the documents incorporated by reference herein to which we refer you in the section called "Where You Can Find More Information" in this prospectus.

 OUR COMPANY

        General.    COPT is an office real estate investment trust ("REIT") that focuses primarily on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. COPT generally acquires, develops, manages and leases office and data center properties concentrated in large office parks located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region.

        COPT conducts almost all of its operations through COPLP, a Delaware limited partnership, of which it is the sole general partner. COPLP owns real estate both directly and through subsidiary partnerships, corporations, business trusts and limited liability companies. COPLP also owns subsidiaries that provide real estate services such as property management, construction and development services primarily for our properties but also for third parties.

        Interests in COPLP are in the form of common and preferred units. All of the outstanding common units and preferred units in COPLP that are not owned by COPT are owned by third parties, which may include certain of COPT's Trustees.

        We believe that COPT is organized and has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the Internal Revenue Code of 1986, as amended, and we intend to continue to operate COPT in such a manner. If COPT qualifies for taxation as a REIT, it generally will not be subject to U.S. federal income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it distribute to its shareholders at least 90% of its annual taxable income (excluding net capital gains).

        Our executive offices are located at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046 and our telephone number is (443) 285-5400.

RISK FACTORS

        You should carefully consider the risks described below and in the periodic reports and other information that we file with the Securities and Exchange Commission, as well as other information and data included in this prospectus, before making a decision to invest in the securities described in this prospectus.

 Risks Related to COPLP notes

        The effective subordination of COPLP notes may limit our ability to satisfy our obligations under the notes.    COPLP notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The indenture governing the notes places limitations on our ability to incur secured indebtedness, but does not prohibit us from incurring secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including COPLP notes, until such secured indebtedness is satisfied in full.

        Therefore, although COPLP notes are unsubordinated obligations, they will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of COPLP's subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary's creditors, including trade creditors, and preferred equity holders.

        In addition, none of our subsidiaries will guarantee COPLP notes. Payments on COPLP notes are only required to be made by COPLP and by COPT. As a result, no payments are required to be made by, and holders of notes will not have a claim against the assets of, our subsidiaries, except if those assets are transferred, by dividend or otherwise, to COPLP or to COPT.

        We may not be able to generate sufficient cash flow to meet our debt service obligations.    Our ability to make payments on and to refinance our indebtedness, including COPLP notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including COPLP notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

        We may need to refinance all or a portion of our indebtedness, including COPLP notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

  •
  our financial condition and market conditions at the time; and

  •
  restrictions in the agreements governing our indebtedness.

        As a result, we may not be able to refinance any of our indebtedness, including COPLP notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

        COPT has no significant operations and no material assets, other than its investment in COPLP.    COPLP notes may be fully and unconditionally guaranteed by COPT which has no significant operations and no material assets, other than its investment in COPLP. Furthermore, any COPT guarantee of COPLP notes will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries (including us and any entity COPT accounts for under the equity method of accounting).

        There is currently no public trading market for any COPLP notes, and no active public trading market for any COPLP notes may ever develop or, if it develops, may not be maintained or be liquid. The failure of an active public trading market for COPLP notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

        There is currently no existing trading market for any COPLP notes. COPLP does not intend to apply for listing of any COPLP notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Accordingly, an active trading market may not develop for any COPLP notes and, even if one develops, may not be maintained. If an active trading market for COPLP notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any COPLP notes are traded after their purchase, they may trade at a discount from their purchase price.

        The liquidity of the trading market, if any, and future trading prices of COPLP notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of COPLP, COPT and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the COPLP notes, regardless of COPLP, COPT or their respective subsidiaries' financial condition, results of operations, business, prospects or credit quality.

        The indenture and supplemental indentures governing COPLP notes and our existing credit facilities contains restrictive covenants that limit our operating flexibility.    Indentures and supplemental indentures governing COPLP notes contain financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

  •
  consummate a merger, consolidation or sale of all or substantially all of our assets; and

  •
  incur additional secured and unsecured indebtedness.

        In addition, the credit agreements governing our unsecured revolving credit facility and unsecured term loans require us to meet specified financial covenants relating to the minimum amounts of net worth, fixed charge coverage, unsecured debt service coverage, the maximum amount of secured indebtedness, leverage ratio and certain investment limitations. These covenants may restrict our ability to expand or fully pursue our business strategies. The breach of any of these covenants, including those contained in our credit agreements and the indenture and supplemental indentures governing COPLP notes, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

        Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on COPLP notes.    We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the credit agreements governing our unsecured and secured indebtedness limit, and the indenture and supplemental indentures governing COPLP notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on COPLP notes.

        Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of COPLP notes to return payments received from guarantors.    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as a guarantee provided by COPT of COPLP notes, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and either:

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital;

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature;

        or

  •
  intended to hinder, delay or defraud creditors.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void COPT's guarantee, we cannot assure you that funds would be available to pay COPLP notes from any of our subsidiaries or from any other source.

        An increase in interest rates could result in a decrease in the relative value of COPLP notes.    In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase COPLP notes bearing interest at a fixed rate and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

        A downgrade in our credit ratings could materially adversely affect our business and financial condition.    We plan to manage our operations to maintain investment grade status with a capital structure consistent with our current profile, but there can be no assurance that we will be able to maintain our current credit ratings. Any downgrades in terms of ratings or outlook by any of the noted rating agencies could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity.

        We may choose to redeem COPLP notes when prevailing interest rates are relatively low.    COPLP notes may be redeemable at our option and we may choose to redeem some or all of the notes from time to time, particularly when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. See "Description of Debt Securities and Related Guarantees—Redemption and Repurchase."

        The market price of the notes may fluctuate significantly.    The market price of the notes may fluctuate significantly in response to many factors, including:

  •
  actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

  •
  changes in our earnings estimates or those of analysts;

  •
  publication of research reports about us or the real estate industry or the office and industrial sectors in which we operate;

  •
  the failure to maintain our current credit ratings or comply with our debt covenants;

  •
  increases in market interest rates;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to any securities we may issue or additional debt we incur in the future;

  •
  additions or departures of key management personnel;

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  actions by institutional investors;

  •
  speculation in the press or investment community;

  •
  continuing high levels of volatility in the credit markets;

  •
  the realization of any of the other risk factors included in or incorporated by reference in this prospectus; and

  •
  general market and economic conditions.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of COPLP notes to decline, regardless of our financial condition, results of operations,

business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement for working capital and other general business purposes, which may include capital expenditures, acquisition or development of additional properties, repayment of indebtedness and repurchases of outstanding shares.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth COPLP's consolidated ratios of earnings to fixed charges for each of the last five calendar years and for the three months ended March 31, 2013.

		Year Ended December 31,
	Three Months Ended March 31, 2013
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	1.38	*	**	1.10	1.32	1.27

*
Fixed charges exceeded total (loss) earnings by $4.5 million.

**
Fixed charges exceeded total (loss) earnings by $101.4 million.

        The following table sets forth COPT's consolidated ratios of earnings to combined fixed charges and preferred share dividends for each of the last five calendar years and for the three months ended March 31, 2013.

		Year Ended December 31,
	Three Months Ended March 31, 2013
		2012	2011	2010	2009	2008
Ratio of earnings to combined fixed charges and preferred share dividends	1.10	*	**	***	1.13	1.10

*
Combined fixed charges and preferred share dividends exceeded total (loss) earnings by $26.0 million.

**
Combined fixed charges and preferred share dividends exceeded total (loss) earnings by $118.1 million.

***
Combined fixed charges and preferred share dividends exceeded total (loss) earnings by $4.7 million.

        For purposes of calculating the above ratios, earnings were computed by adding fixed charges (excluding capitalized interest), gain on sales of real estate (excluding discontinued operations) amortization of capitalized interest and distributed loss of equity investees to (loss) income from continuing operations before noncontrolling interests, equity in (loss) income of unconsolidated entities and income taxes. Fixed charges consist of interest costs and capitalized amortization of debt issuance costs. This information is given on a historical basis.

 DESCRIPTION OF SHARES

        The following summary of the terms and provisions of COPT's common shares, preferred shares and depositary shares representing interests in preferred shares does not purport to be complete and is subject to and qualified in its entirety by reference to COPT's Declaration of Trust and the Articles Supplementary to COPT's Declaration of Trust relating to the designation of each series of COPT's preferred shares, each of which is available from us as described in "Where You Can Find More Information."

General

        Under COPT's Declaration of Trust, COPT is authorized to issue up to 125,000,000 common shares and 25,000,000 preferred shares. As of the date of this prospectus, 2,000,000 preferred shares were classified as 7.50% Series H Cumulative Redeemable Preferred Shares, all of which were issued and outstanding, 600,000 preferred shares were classified as 5.60% Series K Cumulative Redeemable Preferred Shares, 531,667 of which were issued and outstanding, and 6,900,000 preferred shares were classified as 7.375% Series L Cumulative Preferred Shares, all of which were issued and outstanding. Our Board of Trustees may increase the authorized number of common shares and preferred shares without shareholder approval.

        We are authorized to issue COPT preferred shares in one or more classes or subclasses, with the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, as are permitted by Maryland law and as our Board of Trustees may determine by resolution. Except for the Series H Preferred Shares, the Series K Preferred Shares and the Series L Preferred Shares, there are currently no other classes or series of preferred shares authorized. However, COPLP has issued to a third party 352,000 Series I Preferred Units.

        Except for the Series I Preferred Units, as discussed in the following paragraph, each series of preferred units has economic terms substantially equivalent to the economic terms of the corresponding Series H Preferred Shares, Series K Preferred Shares and Series L Preferred Shares, respectively, that COPT has issued.

        The 352,000 Series I Preferred Units of COPLP are owned by a third party and have a liquidation preference of $25.00 per unit. Prior to the distributions with respect to common units of COPLP, and through September 23, 2019, each Series I Preferred Unit is entitled to a priority distribution of 7.5% of the liquidation value per Series I Preferred Unit, payable quarterly. After September 23, 2019, the priority distribution on the Series I Preferred Units increases in accordance with the terms thereof. Each Series I Preferred Unit is convertible into 0.5 common units at any time at the option of the holder. COPLP may redeem that Series I Preferred Units at any time after September 23, 2019 for an amount equal to their liquidation preference.

        The economic terms of the common units will be substantially equivalent to the economic terms of the common shares. The Series H, Series I, Series K and Series L Preferred Units are treated equally (i.e., are pari passu) in priority over the common units in COPLP with respect to liquidation payments and quarterly distributions. Distributions on these preferred units are the source of funds for the payment of dividends on our preferred shares.

        Except in certain limited circumstances, at any time that COPT holds less than 90% of the outstanding partnership units in COPLP, any amendment to COPLP's agreement must be approved by the vote of a majority of the common and preferred units not held by COPT, each voting as a separate class. If COPT were to hold 90% or more of the outstanding partnership units in COPLP, we would have the right to amend the COPLP agreement without first seeking such unitholder approval.

Common Shares

        All common shares that are currently outstanding have been, or when issued upon redemption of common and preferred units of COPLP in accordance with the terms of the COPLP agreement will be, duly authorized, fully paid and nonassessable. Subject to the preferential rights of our Series H, Series K and Series L Preferred Shares, as well as any other shares or series of beneficial interest that COPT may issue in the future, and to the provisions of our Declaration of Trust regarding the restriction on transfer of common shares, holders of common shares are entitled to receive dividends on such shares if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in our assets legally available for distribution to our shareholders in the event of the liquidation, dissolution or winding-up of COPT after payment of, or adequate provision for, all of our known debts and liabilities.

        Subject to the provisions of COPT's Declaration of Trust regarding restrictions on transfer of shares of beneficial interest, each outstanding common share entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of Trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares possess the exclusive voting power. There is no cumulative voting in the election of Trustees.

        Holders of common shares have no preference, conversion, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of common shares, the common shares have equal dividend, distribution, liquidation and other rights.

        COPT's Declaration of Trust provides for approval by a majority of the votes cast by holders of common shares entitled to vote on the matter in all situations permitting or requiring action by the shareholders, except with respect to: (i) the election of Trustees in a "contested" election, which means an election in which there are more nominees for election than the number of trustees to be elected (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present); (ii) the removal of Trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest entitled to vote generally in the election of Trustees, which action can only be taken for cause by vote at a shareholder meeting); (iii) the merger of COPT with another entity or the sale (or other disposition) of all or substantially all of the assets of COPT (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest entitled to vote on the matter); (iv) the amendment of the Declaration of Trust (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and (v) the termination of COPT (which requires the affirmative vote of two-thirds of the outstanding shares of beneficial interest entitled to be cast on the matter). COPT's Declaration of Trust permits the Trustees, without any action by the holders of common shares, (a) by a two-thirds vote, to amend the Declaration of Trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law and (b) by a majority vote to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that COPT has authority to issue.

Preferred Shares

        The following summary of the terms and provisions of our preferred shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of COPT's Declaration of Trust and the Articles Supplementary to the Declaration of Trust relating to the establishment of each series of COPT's preferred shares, each of which is available from us as described in the section below entitled "Where You Can Find More Information."

        COPT issued 2,000,000 Series H Preferred Shares in an underwritten public offering in December 2003; 531,667 Series K Preferred Shares in a private placement in January 2007 and 6,900,000 Series L Preferred Shares in a private placement in June 2012. COPT contributed the proceeds of the Series H and Series L offerings to COPLP in exchange for a number of respective Series H and Series L Preferred Units equal to the number of the applicable series of preferred shares that COPT sold in the respective offerings. COPT contributed assets acquired through the Series K Preferred Share issuance to COPLP in exchange for a number of respective Series K Preferred Units equal to the number of preferred shares that COPT issued to the seller in the acquisition. The terms of each series of the preferred units are substantially equivalent to the economic terms of the respective series of preferred shares to which they relate. The terms of these outstanding series of preferred shares are as follows:

        Ranking.    The Series H, Series K and Series L Preferred Shares, with respect to dividend rights and rights upon COPT's liquidation, dissolution or winding up, rank (i) prior or senior to the common shares and any other class or series of COPT equity securities authorized or designated in the future if the holders of Series H, Series K and Series L Preferred Shares shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series ("Junior Shares"); (ii) on a parity with one another and any other class or series of COPT equity securities authorized or designated in the future if the holders of such class or series of securities and the Series H, Series K and Series L Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Parity Shares"); and (iii) junior to any class or series of COPT equity securities authorized or designated in the future if the holders of such class or series shall be entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series H, Series K and Series L Preferred Shares ("Senior Shares").

        Dividends.    Holders of Series H, Series K and Series L Preferred Shares are entitled to receive, when and as declared by our Board of Trustees, out of our funds legally available for payment, quarterly cash dividends on such shares at the following rates: $1.875 per year per Series H Preferred Share; $2.80 per year per Series K Preferred Share; and $1.84375 per year per Series L Preferred Share. Such dividends are cumulative from the date of original issue, whether or not in any dividend period or periods such dividends shall be declared or there shall be funds legally available for the payment of such dividends, and are payable quarterly on January 15, April 15, July 15 and October 15 of each year (or, if not a business day, the next succeeding business day) (each a "Dividend Payment Date"). Any dividend payable on the Series H, Series K and Series L Preferred Shares for any partial dividend period will be computed ratably on the basis of twelve 30-day months and a 360-day year. Dividends are payable in arrears to holders of record as they appear on our share records at the close of business on the applicable record date, which are fixed by our Board of Trustees and which are not more than 60 nor less than 10 days prior to such Dividend Payment Date. Holders of Series H, Series K and Series L Preferred Shares are not entitled to receive any dividends in excess of respective cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect to any dividend payment or payments on the Series H, Series K and Series L Preferred Shares that may be in arrears.

        When dividends are not paid in full upon the Parity Shares, or a sum sufficient for such payment is not set apart, all dividends declared upon the Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Parity Shares. Except as set forth in the preceding sentence, unless dividends on the Series H, Series K and Series L Preferred Shares equal to the full amount of accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends shall be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any Parity Shares. Unless dividends equal to the full amount of all accrued and unpaid dividends on the Series H, Series K and Series L Preferred Shares have been paid, or declared and set apart for payment, for all past dividend periods, no dividends (other than dividends or distributions paid in Junior Shares or options, warrants or rights to subscribe for or purchase Junior Shares) may be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of common shares made for purposes of our employee incentive or benefit plan or any such plan of any of our subsidiaries) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Shares), directly or indirectly, by us (except by conversion into or exchange for Junior Shares, or options, warrants or rights to subscribe for or purchase Junior Shares), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Shares. Notwithstanding the provisions described above, COPT shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any Parity Shares or (ii) redeeming, purchasing or otherwise acquiring any Parity Shares, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain COPT's qualification as a REIT.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up, before any payment or distribution by COPT shall be made to or set apart for the holders of any Junior Shares, the holders of Series H, Series K and Series L Preferred Shares shall be entitled to receive a liquidation preference ($25.00 per share for Series H, and Series L and $50.00 per share for Series K) (the "Liquidation Preference"), plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series H, Series K and Series L Preferred Shares have been paid the Liquidation Preference in full, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment shall be made to any holder of Junior Shares upon COPT's liquidation, dissolution or winding up. If upon any liquidation, dissolution or winding up, COPT's assets, or proceeds thereof, distributable among the holders of Series H, Series K and Series L Preferred Shares shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of Parity Shares, then COPT's assets, or the proceeds thereof, shall be distributed among the holders of the Parity Shares ratably in the same proportion as the respective amounts that would be payable on the Parity Shares if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up shall not include a consolidation or merger of us with or into one or more other entities, a sale or transfer of all or substantially all of COPT's assets or a statutory share exchange. Upon any liquidation, dissolution or winding up, after payment shall have been made in full to the holders of the Parity Shares, any other series or class or classes of Junior Shares shall be entitled to receive any and all of COPT's assets remaining to be paid or distributed, and the holders of the Parity Shares shall not be entitled to share therein.

        Voting Rights.    Holders of Series H, Series K and Series L Preferred Shares will not have any voting rights, except as set forth below and except as otherwise required by applicable law.

        If and whenever dividends on any series or class of Parity Shares shall be in arrears for six or more quarterly periods (whether or not consecutive), the number of Trustees then constituting our Board of Trustees shall be increased by two (if not already increased by reason of similar types of provisions with respect to Parity Shares of any other class or series which is entitled to similar voting rights (the "Voting Parity Shares")), and the holders of all Voting Parity Shares then entitled to exercise similar voting rights, voting as a single class regardless of series, will be entitled to vote for the election of the two additional Trustees at any annual meeting of shareholders or at a special meeting of the holders of the Voting Parity Shares called for that purpose. At any time when such right to elect Trustees separately shall have so vested, we must call such special meeting upon the written request of the holders of record of not less than 20% of the total number of Voting Parity Shares then outstanding. Such special meeting shall be held, in the case of such written request, within 90 days after the delivery of such request, provided that we shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders and the holders of the Voting Parity Shares are offered the opportunity to elect such Trustees at such annual meeting of shareholders. If, prior to the end of the term of any Trustee so elected, a vacancy in the office of such Trustee shall occur by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term of such former Trustee by the appointment of a new Trustee by the remaining Trustee or Trustees so elected. Whenever dividends in arrears on outstanding Voting Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Voting Parity Shares to elect such additional two Trustees shall cease and the terms of office of such Trustees shall terminate and the number of Trustees constituting our Board of Trustees shall be reduced accordingly.

        The affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding Voting Parity Shares entitled to vote on such matters, voting as a single class, will be required to (i) authorize, create, increase the authorized amount of, or issue any shares of any class of Senior Shares or any security convertible into shares of any class of Senior Shares, or (ii) amend, alter or repeal any provision of, or add any provision to, COPT's Declaration of Trust or Bylaws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Voting Parity Shares; provided, however, that no such vote of the holders of any particular class or series of the Voting Parity Shares shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Shares or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of the respective class or series. The amendment of or supplement to COPT's Declaration of Trust to authorize, create, increase or decrease the authorized amount of or to issue Junior Shares, or any shares of any class or series of Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of the Series H, Series K and Series L Preferred Shares.

        With respect to the exercise of the above-described voting rights, each Series H, Series K and Series L Preferred Share has one (1) vote per share, except that when any other class or series of preferred shares shall have the right to vote with the Series H, Series K and Series L Preferred Shares as a single class, then the holders of the Series H and Series L Preferred Shares shall have one quarter of one (0.25) vote per $25.00 of liquidation preference and the holders of the Series K Preferred Shares shall have one half of one (0.50) vote per $50.00 of liquidation preference.

        Conversion.    The Series H and Series L Preferred Shares are not convertible into or exchangeable for any other property or securities. The Series K Preferred Shares are convertible into COPT common shares at any time by the holders, at the rate of 0.8163 common shares for every one Series K Preferred Share ("Conversion Rate"). This Conversion Rate is subject to adjustment in the event that COPT effects a stock split, subdivision of its then outstanding common shares, or distribution of common shares in the form of a dividend. In addition, in the event that COPT effects a distribution of securities other than common shares in the form of a dividend, then the Series K Preferred Shares shall be entitled to receive upon conversion, in addition to the number of common shares receivable upon such conversion, the amount of COPT's other securities that they would have otherwise received had their Series K Preferred Shares been converted into common shares.

        Optional Redemption.    Shares of the Series H, Series K and Series L Preferred Shares will not be redeemable by COPT prior to the following dates (except in certain limited circumstances relating to our maintenance of COPT's ability to qualify as a REIT as described in the section entitled "Restrictions on Ownership and Transfer" above and subject to the holder's right to convert such shares prior to such date in the manner as described in the section entitled "Conversion" above): December 18, 2008 with respect to the Series H Preferred Shares; January 9, 2017 with respect to the Series K Preferred Shares and June 27, 2017 with respect to the Series L Preferred Shares. On or after these respective dates, we may, at our option, redeem the applicable series of COPT preferred shares, in whole or from time to time in part, at a cash redemption price equal to 100% of the Liquidation Preference, plus all accrued and unpaid dividends, if any, to the redemption date. The redemption price for each series of these preferred shares (other than any portion thereof consisting of accrued and unpaid dividends) will be payable solely with the proceeds from the sale of equity securities by COPT or COPLP (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, "equity securities" means any common shares, preferred shares, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into equity securities)) or options to purchase any of the foregoing of or in COPT or COPLP.

        In the event of a redemption of any Series H, Series K or Series L Preferred Shares, if the redemption date occurs after a dividend record date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such series of shares called for redemption will be payable on such Dividend Payment Date to the holders of record at the close of business on such dividend record date, and will not be payable as part of the redemption price for such shares. The redemption date will be selected by us and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent by us. If full cumulative dividends on all outstanding Series H, Series K or Series L Preferred Shares have not been paid or declared and set apart for payment, no Series H, Series K or Series L Preferred Shares may be redeemed unless all outstanding shares within the applicable series of preferred shares are simultaneously redeemed and neither we nor any of our affiliates may purchase or acquire shares within the applicable series of preferred shares otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of such series of preferred shares.

        If fewer than all the outstanding shares within the Series H, Series K or Series L Preferred Shares are to be redeemed, we will select those Series H, Series K or Series L Preferred Shares to be redeemed pro rata in proportion to the numbers of shares of the applicable series of preferred shares held by holders (with adjustment to avoid redemption of fractional shares) or by lot or in such other manner as the Board of Trustees may determine.

        Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two consecutive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice shall be mailed by us not less than 30 days nor more than 60 days prior to the redemption date to each holder of the applicable series of preferred shares to be redeemed by first class mail, postage prepaid at such holder's address as the same appears on our share records. Any notice which was mailed as described above will be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice will state: (i) the redemption date, (ii) the number of preferred shares to be redeemed, (iii) the place or places where certificates for such preferred shares are to be surrendered for cash and (iv) the redemption price payable on such redemption date, including, without limitation, a statement as to whether or not accrued and unpaid dividends will be (x) payable as part of the redemption price or (y) payable on the next Dividend Payment Date to the record holder at the close of business on the relevant record date as described above. From and after the redemption date (unless we default in the payment of our redemption obligation), dividends on the applicable series of preferred shares to be redeemed will cease to accrue, such shares will no longer be deemed to be outstanding and all rights of the holders thereof shall cease (except (a) the right to receive the cash payable upon such redemption without interest thereon and (b) if the redemption date occurs after a dividend record date and on or prior to the related Dividend Payment Date, the right of record holders at the close of business on such record date to receive the dividend payable on such Dividend Payment Date). The full dividend payable on such Dividend Payment Date with respect to such the applicable series of preferred shares called for redemption will be payable on such Dividend Payment Date to the holders of record of such shares at the close of business on the corresponding dividend record date notwithstanding the prior redemption of such shares.

        The Series H, Series K and Series L Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions except as provided under "Restrictions on Ownership and Transfer" above.

        Subject to applicable law and the limitation on purchases when dividends on the Series H, Series K and Series L Preferred Shares are in arrears, we may, at any time and from time to time, purchase any Series H, Series K and Series L Preferred Shares in the open market, by tender or by private agreement.

Issuance of Additional Preferred Shares

        The Board of Trustees has the ability to designate additional series of COPT's preferred shares of beneficial interest by adopting an amendment to the Declaration of Trust designating the terms of such additional series of preferred shares (a "Designating Amendment"). The preferred shares, when issued, will be fully paid and non-assessable. Because our Board of Trustees has the power to establish the preferences, powers and rights of each series of preferred shares, subject to the rights of the holders of the Series H, Series K and Series L Preferred Shares, our Board may afford the holders of any series of preferred shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of common shares. The issuance of additional series of preferred shares could have the effect of delaying or preventing a change of control that might involve a premium price for shareholders or otherwise be in their best interest. The rights, preferences, privileges and restrictions of the preferred shares of each series will be fixed by the Designating Amendment relating to the new series.

COPLP Series I Preferred Units

        COPT conducts almost all of is operations through COPLP, of which it is the sole general partner. Interests in COPLP are in the form of common and preferred units. As of the date of this prospectus, COPT owned a majority of the outstanding common units and a majority of the outstanding preferred units. The remaining preferred units in COPLP were 352,000 Series I Preferred Units, owned by TRC Associates Limited Partnership, Incorporated, with terms as follows:

        Voting Rights.    Except in certain limited circumstances, at any time that COPT holds less than 90% of the outstanding partnership units in COPLP, any amendment to the COPLP agreement must be approved by the vote of a majority of the common and preferred units not held by us, each voting as a separate class. If COPT was to hold 90% or more of the outstanding partnership units, we would have the right to amend the COPLP agreement without first seeking such unitholder approval.

        Liquidation.    In the event of the dissolution of COPLP, the holder of the Series I Preferred Units will be entitled to receive a $25.00 liquidation preference (the "Series I Liquidation Preference"), prior to any liquidation payment to be made to the holders of the common units but pari passu with liquidation payments made to COPT as holder of the Series H, Series K and Series L Preferred Units.

        Distributions.    The holder of the Series I Preferred Units is entitled to receive quarterly priority percentage return payments, prior to distributions made to the holders of the common units but pari passu with distributions made to COPT as holder of the Series H, Series K and Series L Preferred Units, in an amount equal to a percentage of the Series I Liquidation Preference, which percentage equals 7.50% through September 23, 2019, and increases thereafter.

        Conversion.    The Series I Preferred Units are convertible into common units at a conversion rate of 0.5 common units per Series I Preferred Unit.

Depositary Shares

        We may, at our option, elect to offer fractional COPT preferred shares, rather than full preferred shares. In the event such option is exercised, we will issue receipts for COPT depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to the preferred shares) of a share of that series of preferred shares. The preferred shares represented by depositary shares will be deposited under a deposit agreement between COPT and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by the depositary share, to all the rights and preferences of the preferred share, represented thereby (including dividend, voting, redemption, conversion and liquidation rights). The above description of the depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by, the description in the related prospectus supplement and the provisions of the deposit agreement, which will contain the form of depositary receipt. A copy of the deposit agreement will be filed with the Securities and Exchange Commission as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.

Restrictions on Ownership and Transfer

        For COPT to qualify as a REIT (as defined in the Internal Revenue Code of 1986, as amended (the "Code") to include certain entities), COPT shares of beneficial interest generally must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (under the Code) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). This test is applied by "looking through" certain shareholders which are not individuals (e.g., corporations or partnerships) to determine indirect ownership of COPT by individuals.

        COPT's Declaration of Trust contains certain restrictions on the number of COPT's shares of beneficial interest that a person may own, subject to certain exceptions. COPT's Declaration of Trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Aggregate Share Ownership Limit") of the number or value of COPT's outstanding shares of beneficial interest. In addition, COPT's Declaration of Trust prohibits any person from acquiring or holding, directly or indirectly, in excess of 9.8% of COPT's total outstanding common shares, in value or in number of shares, whichever is more restrictive (the "Common Share Ownership Limit"). Our Board of Trustees, in its sole discretion, may exempt a proposed transferee from the Aggregate Share Ownership Limit and the Common Share Ownership Limit (an "Excepted Holder"). However, our Board of Trustees may not grant such an exemption to any person if such exemption would result in us being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in COPT's failing to qualify as a REIT. In order to be considered by our Board of Trustees as an Excepted Holder, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to the satisfaction of our Board of Trustees that it will not violate the two aforementioned restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the Share Trust (as defined below). Our Board of Trustees may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our Board of Trustees, in its sole discretion, in order to determine or ensure COPT's status as a REIT.

        COPT's Declaration of Trust further prohibits (i) any person from beneficially or constructively owning COPT's shares of beneficial interest if such ownership would result in COPT being "closely held" under Section 856(h) of the Code or otherwise cause COPT to fail to qualify as a REIT and (ii) any person from transferring shares of COPT's beneficial interest if such transfer would result in COPT's shares of beneficial interest being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of COPT's shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned COPT's shares of the beneficial interest that resulted in a transfer of shares to the Share Trust, is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on COPT's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Trustees determines that it is no longer in COPT's best interests to attempt to qualify, or to continue to qualify, as a REIT.

        If any transfer of COPT's shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest in COPT in excess or in violation of the above transfer or ownership limitations (a "Prohibited Owner"), then that number of COPT's shares of beneficial interest, the beneficial or constructive ownership of which otherwise would cause such person to be in excess of the ownership limit (rounded to the nearest whole share), will automatically be transferred to a trust (the "Share Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Prohibited Owner will not acquire any rights in such shares. Such automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in COPT's Declaration of Trust) prior to the date of such violative transfer. Shares of beneficial interest held in the Share Trust will be issued and outstanding shares. The Prohibited Owner may not benefit economically from ownership of any shares of beneficial interest held in the Share Trust, may have no rights to dividends and may not possess any other rights attributable to the shares of beneficial interest held in the Share Trust. The trustee of the Share Trust (the "Share Trustee") will have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the Share Trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of beneficial interest have been transferred to the Share Trust will be paid by the recipient of such dividend or distribution to the Share Trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the Share Trustee. Any dividend or distribution so paid to the Share Trustee will be held in the Share Trust for the Charitable Beneficiary. The Prohibited Owner will have no voting rights with respect to shares of beneficial interest held in the Share Trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the Share Trust, the Share Trustee will have the authority (at the Share Trustee's sole discretion) to (i) rescind as void any vote cast by a Prohibited Owner prior to the discovery by us that such shares have been transferred to the Share Trust and (ii) recast such vote in accordance with the desires of the Share Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible trust action, then the Share Trustee will not have the authority to rescind and recast such vote.

        Within 20 days after receiving notice from us that shares of beneficial interest have been transferred to the Share Trust, the Share Trustee will sell the shares of beneficial interest held in the Share Trust to a person, designated by the Share Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Declaration of Trust. Upon such sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Share Trustee will distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as described below. The Prohibited Owner will receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Share Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the Declaration of Trust) of such shares on the day of the event causing the shares to be received by the Share Trustee and (ii) the price per share received by the Share Trustee from the sale or other disposition of the common shares held in the Share Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the Charitable Beneficiary. If, prior to the discovery by us that shares of beneficial interest have been transferred to the Share Trust, such shares are sold by a Prohibited Owner, then (i) such shares will be deemed to have been sold on behalf of the Share Trust and (ii) to the extent that the Prohibited Owner received an amount for shares that exceeds the amount that such Prohibited Owner was entitled to receive as described above, such excess will be paid to the Share Trustee upon demand.

        In addition, shares of beneficial interest held in the Share Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Share Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date we, or our designee, accept such offer. We will have the right to accept such offer until the Share Trustee has sold the shares of beneficial interest held in the Share Trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Share Trustee will distribute the net proceeds of the sale to the Prohibited Owner.

        All certificates representing the common shares will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such other percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of COPT's shares of beneficial interest, including the common shares, is required to give written notice to us, within 30 days after the end of each taxable year, stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest of COPT which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner will provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on COPT's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit. In addition, each shareholder will upon demand be required to provide to us such information as we may request, in good faith, in order to determine COPT's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limitations could delay, defer or prevent a change in control of us or other transaction that might involve a premium over the then prevailing market price for the common shares or other attributes that the shareholders may consider to be desirable.

Classification or Reclassification of Common Shares or Preferred Shares

        COPT's Declaration of Trust authorizes the Board of Trustees to reclassify any unissued shares of common or preferred shares into other classes or series of classes of shares and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, in addition to the Series G, Series H and Series K Preferred Shares, the Board of Trustees could authorize the issuance of other preferred shares with terms and conditions which could also have the effect of delaying, deferring or preventing a change in control of COPT or other transaction that might involve a premium over the then prevailing market price for common shares or other attributes that the shareholders may consider to be desirable.

DESCRIPTION OF WARRANTS

        COPT may issue separately, or together with any preferred shares or common shares offered by any prospectus supplement, warrants for the purchase of other preferred shares and common shares. The warrants may be issued under warrant agreements to be entered into between COPT and a bank or trust company, as warrant agent, and may be represented by certificates evidencing the warrants, all as set forth in the prospectus supplement relating to the particular series of warrants. The following summaries of certain provisions of the warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related warrant agreement and warrant certificate, respectively, which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.

        A prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered including, where applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, terms and number of common shares or preferred shares that may be purchased upon exercise of the warrants;

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  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

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  the date, if any, on and after which the warrants and related preferred shares or common shares with which the warrants are issued will be separately transferable;

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  the price (or manner of calculation of the price) at which each common share or preferred share may be purchased upon exercise of the warrant;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        The exercise of any warrants will be subject to, and limited by, the transfer and ownership restrictions in COPT's Declaration of Trust. See "Description of Shares—Restrictions on Ownership and Transfer."

 DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

        The debt securities will be issued in one or more series under an indenture to be entered into among COPLP, COPT, as guarantor, and U.S. Bank National Association, as trustee. References herein to the "Indenture" refer to such indenture and references to the "Trustee" refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see "Where You Can Find More Information" in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

        The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        The debt securities of each series will constitute the unsecured unsubordinated obligations of COPLP and will rank on a parity in right of payment with all of its other existing and future unsecured and unsubordinated indebtedness. COPLP may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by COPLP. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

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  the title of the series of debt securities;

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  the aggregate principal amount of debt securities of the series and any limit thereon;

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  the date or dates on which COPLP will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

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  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

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  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

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  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

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  the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

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  the terms and conditions, if any, upon which COPLP is required to, or may, at its option, redeem debt securities of the series;

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  the terms and conditions, if any, upon which COPLP will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

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  the terms of any sinking fund or analogous provision;

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  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

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  the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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  the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon COPLP in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

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  if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of COPLP or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

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  whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as "Indexed Securities") and the manner used to determine those amounts;

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  any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

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  the identity of the depositary for the global debt securities;

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  the circumstances under which COPLP will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether COPLP will have the option to redeem such debt securities rather than pay the Additional Amounts;

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  the circumstances under which COPT will pay Additional Amounts on any payment made on the debt securities of the series pursuant to its guarantee of the debt securities of the series; and

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  any other terms of debt securities of the series.

        As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

        COPLP may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement,

COPLP may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit our ability or the ability of COPLP to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a materially adverse effect on our ability or the ability of COPLP to service our or COPLP's indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

  (1)
  a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

  (2)
  a change of control, or

  (3)
  a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment and Paying Agent

        Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of COPLP or an agent of COPLP in The City of New York. However, COPLP, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but COPLP may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

        Unless otherwise specified in the applicable prospectus supplement, COPLP will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

  •
  issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

        In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

  •
  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

  •
  the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

  •
  a debt security owned by COPLP, COPT or any obligor on the debt security or any affiliate of COPLP, COPT or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

        The debt securities of any series may be redeemable at COPLP's option or may be subject to mandatory redemption by COPLP as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by COPLP at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Guarantees by COPT

        COPLP's payment obligations under the debt securities will be irrevocably and unconditionally guaranteed on an unsecured and unsubordinated basis by COPT. The guarantee will be COPT's direct obligation, ranking equally and ratably with all of its existing and future unsecured and unsubordinated obligations, other than obligations mandatorily preferred by law.

Covenants

        Any material covenants applicable to the debt securities of the applicable series will be specified in the applicable prospectus supplement.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

        (1)   default for thirty (30) days in the payment of any installment of interest under the Securities;

        (2)   default in the payment of the principal amount or Redemption Price due with respect to the Securities, when the same becomes due and payable; provided, however, that a valid extension of the payment date in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;

        (3)   COPLP fails to comply with any of COPLP's other agreements contained in the Securities or the Indenture upon receipt by COPLP of notice of such default by the Trustee or by holders of not less than twenty five percent (25%) in aggregate principal amount of the Securities then outstanding and COPLP fails to cure (or obtain a waiver of) such default within sixty (60) days after COPLP receives such notice;

        (4)   failure to pay any recourse indebtedness for monies borrowed by COPLP, the Guarantor or any of their respective Subsidiaries in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice to COPLP from the Trustee (or to COPLP and the Trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding Securities);

        (5)   specified events of bankruptcy, insolvency, or reorganization with respect to COPLP, COPT or any Material Subsidiaries.

        No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities.

        If an Event of Default specified in clause (5) above occurs, then the principal of all the outstanding debt securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

        The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.

        Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Within 120 calendar days after the close of each fiscal year, COPLP and COPT, as guarantor, must deliver to the Trustee an officers' certificate stating whether or not each certifying officer has knowledge of any default and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

        The Indenture permits COPLP, COPT, as guarantor, and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities, or

  •
  reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities or related guarantee, or change COPLP's or COPT's obligation to pay Additional Amounts, or

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

  •
  adversely affect any right of repayment or repurchase at the option of any holder, or

  •
  except as otherwise set forth herein or in the Indenture, release COPT, as guarantor, from any of its obligations under its guarantee or the Indenture, or

  •
  change any place where, or the currency in which, any debt securities are payable, or

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity, or

  •
  reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

        The Indenture also contains provisions permitting COPLP, COPT, as guarantor, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

  •
  to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

  •
  to provide for security of debt securities of any series or add guarantees in favor of debt securities of any series;

  •
  to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series;

  •
  to cure any mistake, ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

  •
  to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

  •
  to conform the terms of the Indenture, the debt securities of a series or the related guarantee to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those securities.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive COPLP's or COPT's compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, the debt securities of that series, or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

        The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon COPLP's request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance and Covenant Defeasance

  Satisfaction and Discharge

        Upon COPLP's direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by COPLP and the related guarantee, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) COPLP's obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and COPLP's obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

  •
  either

          (A)  all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

          (B)  all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and COPLP has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by COPLP, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

  •
  COPLP has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

  •
  the Trustee has received an officers' certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

        If the debt securities of any series provide for the payment of Additional Amounts, COPLP will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

  Defeasance and Covenant Defeasance

        Unless otherwise specified in the applicable prospectus supplement, COPLP may elect with respect to the debt securities of the particular series either:

  •
  to defease and discharge itself and COPT, as guarantor, from any and all obligations with respect to those debt securities ("legal defeasance"), except for, among other things:

          (A)  the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

          (B)  the obligations to register the transfer or exchange of those debt securities,

          (C)  the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,

          (D)  the obligation to maintain an office or agent of COPLP in The City of New York, in respect of those debt securities,

          (E)  the obligation to hold moneys for payment in respect of those debt securities in trust, and

          (F)  the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof, or

  •
  to be released from its obligations and to release COPT, as guarantor, of its obligations with respect to those debt securities under (A) certain covenants in the Indenture related to the preservation of the rights (charter and statutory), licenses and franchises of COPLP and COPT and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by COPLP, in the exercise of its sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

        The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which COPLP or COPT, as guarantor, is a party or is bound;

  •
  in the case of legal defeasance, COPLP shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that:

          (A)  COPLP has received from, or there has been published by, the Internal Revenue Service a ruling; or

          (B)  since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  •
  in the case of covenant defeasance, COPLP shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, COPLP shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

  •
  no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to COPLP or COPT, as guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  •
  COPLP shall have delivered to the Trustee an officers' certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

        In the event COPLP effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, COPLP would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

        The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery

(including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

        U.S. Bank National Association is the trustee under the Indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of COPLP or COPT, as guarantor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with COPLP or COPT. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

        The Indenture, the debt securities and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

        All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF
CORPORATE OFFICE PROPERTIES, L.P

        We have summarized the material terms and provisions of the Second Amended and Restated Limited Partnership Agreement of COPLP, as amended, which we refer to as the partnership agreement. This summary is not complete. For more detail you should refer to the partnership agreement itself, a copy of which has previously been filed with the SEC by COPT, and which we incorporate herein by reference.

General

        Substantially all of COPT's assets are held by, and its operations are conducted through, COPLP.

        Under the partnership agreement, COPT, in its capacity as the sole general partner of COPLP, has the exclusive power to manage and conduct the business of COPLP. Accordingly, COPT's Board of Trustees directs the affairs of COPLP. COPLP is responsible for, and pays when due, its share of all administrative and operating expenses of its properties. As general partner of COPLP, COPT has fiduciary duties to COPLP's limited partners, the discharge of which may conflict with interests of COPT's shareholders. Pursuant to the partnership agreement, however, the limited partners have acknowledged that COPT is acting both on behalf of COPT's shareholders and, in its capacity as general partner, on behalf of the limited partners. The limited partners have agreed that COPT will discharge its fiduciary duties to the limited partners by acting in the best interests of COPT's shareholders.

Management

        COPLP is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. COPT, as the sole general partner of COPLP, generally has full, exclusive and complete discretion in managing and controlling COPLP. However, the general partner may not perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided in the partnership agreement or under the laws of the State of Delaware.

Amendments of the Partnership Agreement

        Amendments to the partnership agreement may be proposed by the general partner. An amendment proposed at any time when the general partner holds less than 90% of all partnership units (as defined in the partnership agreement) will be adopted and effective only if it receives the consent of the holders of a majority of each of the partnership units and preferred units (as defined in the partnership agreement), voting separately, not then held by the general partner. An amendment proposed at any time when the general partner holds 90% or more of all partnership units and preferred units may be made by the general partner without the consent of any limited partner or preferred limited partner (as defined in the partnership agreement), provided that no amendment may be adopted without the consent of each adversely affected limited partner if it would:

  •
  convert a limited partner's partnership interest or preferred limited partner's preferred units into a general partner interest,

  •
  increase the liability of a limited partner or a preferred limited partner under the partnership agreement,

  •
  except as otherwise permitted in the partnership agreement, alter the amount or the limited partner's rights to distributions or allocations,

  •
  alter or modify any aspect of a limited partner's rights with respect to redemption of partnership units or conversion of preferred units,

  •
  cause the early termination of COPLP (other than pursuant to the terms of the partnership agreement); or

  •
  amend the terms according to which the partnership agreement may be modified.

        In connection with any proposed amendment of the partnership agreement requiring the consent of adversely affected partners, the general partner must either call a meeting to solicit the vote of the partners or seek the written vote of the partners to such amendment. In the case of a request for a written vote, the general partner shall be authorized to impose such reasonable time limitations for response, but in no event less than ten days, with the failure to respond being deemed a vote consistent with the vote of the general partner.

        Notwithstanding the foregoing, amendments may be made to the partnership agreement by the general partner, without the consent of any limited partner or preferred limited partner, to (i) add to its own representations, duties or obligations, or surrender any of its rights or powers granted under the partnership agreement; (ii) cure any ambiguity, correct or supplement any provision under the partnership agreement which may be inconsistent with any other provision under the partnership agreement or make any other provisions with respect to matters or questions arising under the partnership agreement which will not be inconsistent with any other provision thereof; (iii) reflect the admission, substitution, termination or withdrawal of partners in accordance with the partnership agreement; or (iv) satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law. The general partner must reasonably promptly notify the limited partners and preferred limited partners whenever it exercises such authority.

Conversion and Redemption

        As of the date of this prospectus, COPT owned 2,000,000 Series H Preferred Units, 531,667 Series K Preferred Units and 6,900,000 Series L Preferred Units. All such preferred units have economic terms substantially equivalent to the economic terms of the corresponding series of COPT preferred shares of beneficial interest for which they may be redeemed.

        The only other preferred units outstanding are 352,000 Series I Preferred Units owned by a third party. The Series I Preferred Units have a liquidation preference of $25.00. Prior to the distributions with respect to COPLP common units, and through September 23, 2019, each Series I Preferred Unit is entitled to a priority distribution of 7.5% of the liquidation value per Series I Preferred Unit, payable quarterly. After September 23, 2019, the priority distribution on the Series I Preferred Units increases in accordance with the terms thereof. Each Series I Preferred Unit is convertible into 0.5 common units at any time at the option of the holder. COPLP may redeem the Series I Preferred Units at any time after September 23, 2019 for any amount equal to their liquidation preference.

        Subject to compliance with the partnership agreement, each limited partner has the right to require COPLP to redeem all or a portion of the partnership units held by such limited partner. COPLP (or COPT as the general partner) has the right, in its sole discretion, to deliver to such redeeming limited partner for each partnership unit either one Company common share (subject to anti-dilution adjustment) or a cash payment equal to the then fair market value of such share (so adjusted) (based on the formula for determining such value set forth in the partnership agreement). Such rights of redemption and conversion are immediately exercisable upon the happening of a Special Event (as defined in the partnership agreement). Any such redemption of partnership units for COPT common shares will have the effect of increasing COPT's percentage interest in COPLP.

        The receipt of COPT common shares upon exercise of such right of redemption is subject to compliance with a number of significant conditions precedent, including compliance with COPT's Declaration of Trust, all requirements under the Internal Revenue Code of 1986, as amended (the "Code") applicable to REITs, the MGCL or any other law then in effect applicable to COPT and any applicable rule or policy of any stock exchange or self-regulatory organization.

Liability and Indemnification

        The partnership agreement provides that the general partner shall not be liable to COPLP or any of the other partners for any act or omission performed or omitted in good faith on behalf of COPLP and in a manner reasonably believed to be (i) within the scope of the authority granted by the partnership agreement and (ii) in the best interests of COPLP or the shareholders of COPT. The partnership agreement also provides that COPLP shall indemnify the general partner and each director, officer and shareholder of the general partner and each person (including any affiliate) designated as an agent by the general partner to the fullest extent permitted under the Delaware Revised Uniform Limited Partnership Act from and against any and all losses (including reasonable attorney's fees), and any other amounts arising out of or in connection with any claim, relating to or resulting (directly or indirectly) from the operations of COPLP, in which such indemnified party becomes involved, or reasonably believes it may become involved, as a result of its acting in the referred to capacity.

Capital Contributions

        Should COPT contribute additional capital to COPLP from the proceeds of issuances of COPT common shares or preferred shares, COPT's interest in COPLP will be increased on a proportionate basis based upon the number of COPT common shares or preferred shares issued to the extent the net proceeds from, or the property received in consideration for, the issuance thereof are used to fund the contribution.

Tax Matters

        Pursuant to the partnership agreement, COPT is the tax matters partner of COPLP and, as such, has authority to make certain tax related decisions and tax elections under the Code on behalf of COPLP.

Operations

        The partnership agreement allows COPT to operate COPLP in a manner that will enable COPT to satisfy the requirements for being classified as a REIT. The partnership agreement also requires the distribution of the cash available for distribution of COPLP quarterly on a basis in accordance with the partnership agreement.

Term

        COPLP will continue in full force and effect until October 31, 2096 or until sooner dissolved upon (i) the withdrawal of COPT as a general partner (unless a majority of the limited partners elect to continue COPLP) or (ii) entry of a decree of judicial dissolution of COPLP or (iii) the sale, exchange or other disposition of all or substantially all of the assets of COPLP or (iv) the affirmative vote of two-thirds in interest of limited partners.

CERTAIN PROVISIONS OF MARYLAND LAW AND COPT'S CHARTER AND BYLAWS

        The following is a description of certain provisions of Maryland law and COPT's declaration of trust and bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and COPT's declaration of trust and bylaws. You should read COPT's declaration of trust and bylaws, which are incorporated by reference to COPT's SEC filings. See "Where You Can Find More Information."

Vacancies and Removal of Trustees

        The bylaws of COPT provide that any vacancy on the Board of Trustees may be filled by a majority vote of the remaining Trustees. Any individual so elected Trustee will hold office for the unexpired term of the Trustee he or she is replacing. The declaration of trust of COPT provides that a Trustee may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees, but only by a vote taken at a shareholder meeting. These provisions preclude shareholders from removing incumbent Trustees, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Meetings of Shareholders; Advance Notice of Nominations and New Business

        The bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (a) pursuant to COPT's notice of the meeting, (b) by the Board of Trustees or (c) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws. With respect to special meetings of shareholders, the bylaws provide that only the business specified in COPT's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (a) pursuant to COPT's notice of the meeting, (b) by the Board of Trustees or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Shareholder Action by Written Consent

        The bylaws of COPT provides that shareholders may take any action required or permitted to be taken at a meeting without a meeting if a written consent setting forth the action is signed by all shareholders entitled to vote on the matter and any other shareholder that is entitled to notice of the meeting, but not to vote at the meeting, has waived in writing any right to dissent to the action.

Possible Antitakeover Effect of Certain Provisions of Maryland Law

        The Maryland General Corporations Law ("MGCL") contains provisions that may be deemed to have an antitakeover effect. The provisions applicable to COPT are set forth below.

        Certain Business Combinations.    Under the MGCL, as applicable to Maryland real estate investment trusts, certain business combinations (including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of such trust (an "Interested Shareholder"), or an affiliate of such an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative votes of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. The Board of Trustees has opted out of this statute by resolution. The Board of Trustees may, however, rescind its resolution at any time to make these provisions of Maryland law applicable to COPT.

        Control Share Provisions.    The MGCL generally provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights unless those rights are approved by a vote of two-thirds of the disinterested shares (generally shares held by persons other than the acquiror, officers or trustees who are employees of the trust). An acquiror is deemed to own control shares the first time that the acquiror's voting power in electing trustees equals or exceeds 20% of all such voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of the demand to consider whether the control shares will have voting rights. The trust may present the question at any shareholders' meeting on its own initiative.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights for the control shares. Fair value will be determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share provisions do not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. The bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of COPT's shares of beneficial interest. The Board of Trustees may, however, amend the bylaws at any time to eliminate such provision, either prospectively or retroactively.

Indemnification of Directors and Officers

        Title 8 of the MGCL, as amended (the "Maryland REIT Law") permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. COPT's declaration of trust contains such a provision limiting such liability to the maximum extent permitted by Maryland law.

        COPT's declaration of trust authorizes COPT, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of COPT and at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity. COPT's bylaws obligate COPT, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his or her service in that capacity or (ii) any such Trustee or officer who, at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of his or her status as a present or former Trustee or officer of COPT. The declaration of trust and the bylaws also permit COPT to provide indemnification to any person who served a predecessor of COPT in any of the capacities described above and to any employee or agent of COPT or a predecessor of COPT. The bylaws require COPT to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

        The Maryland REIT Law permits a Maryland real estate investment trust to indemnify, and to advance expenses to, its trustees and officers, to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify in a proceeding by or in the right of the corporation in which the director was adjudged to be liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to indemnify or advance reasonable expenses to a director or officer in a proceeding by that director or officer against the corporation only with respect to a proceeding brought to enforce indemnification under the MGCL or if the charter or bylaws of the corporation, a resolution by the board of directors, or an agreement approved by the board of directors to which the corporation is a party expressly provides for such indemnification or advancement. In addition, reasonable expenses may be advanced upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute.

        The Maryland REIT Law and the bylaws may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The Board of Trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Dissolution of COPT; Termination of REIT Status

        The declaration of trust of COPT permits the termination of COPT and the discontinuation of the operations of COPT by the affirmative vote of the holders of not less than two-thirds of the outstanding common shares entitled to be cast on the matter at a meeting of shareholders or by written consent. In addition, the declaration of trust of COPT permits the termination of COPT's qualification as a REIT if such qualification, in the opinion of the Board of Trustees, is no longer advantageous to the shareholders.

FEDERAL INCOME TAX MATTERS

        The following summary of the material federal income tax considerations with respect to COPT and COPLP regarding the offering of securities is based on current law, is for general information only and is not intended as tax advice. The tax treatment of a holder of any of the securities will vary depending on the terms of the specific securities acquired or held by such holder as well as such holder's particular situation, and this summary is addressed only to holders that hold securities as capital assets and does not attempt to address all aspects of federal income taxation relating to holders of the securities. Nor does it discuss all of the aspects of federal income taxation that may be relevant to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, persons holding a position in a hedging transaction, regulated investment companies and pension funds) who are subject to special treatment under the federal income tax laws.

        Each prospective purchaser is advised to consult his or her tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and sale of the securities offered hereby and of COPT's election to be taxed as a REIT, including the Federal, state, local, foreign income and other tax consequences of such purchase, ownership, sale and election, and of potential changes in applicable tax laws.

Taxation of COPT

  Background

        COPT was organized in 1988 and elected to be taxed as a REIT commencing with its taxable year ended December 31, 1992. COPT believes that it was organized and has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code and intends to continue to operate in such a manner. No assurance can be given, however, that such requirements have been or will continue to be met. The following is a summary of the material U.S. federal income ("Federal") tax considerations that may be relevant to COPT and its shareholders, including the continued treatment of COPT as a REIT for Federal income tax purposes. This summary is for general information purposes only, and is not intended to be (and is not) tax advice. For purposes of this discussion of "Federal Income Tax Matters—Taxation of COPT," the term "COPT" refers only to Corporate Office Properties Trust and not to any other affiliated entities.

        The following discussion is based on the law existing and in effect on the date hereof, and COPT's qualification and taxation as a REIT will depend on compliance with such law and with any future amendments or modifications to such law. The qualification and taxation as a REIT will further depend upon the ability to meet, on a continuing basis through actual operating results, the various qualification tests imposed under the Code discussed below. No assurance can be given that COPT will satisfy such tests on a continuing basis.

        In brief, an entity that invests primarily in real estate can, if it meets the REIT provisions of the Code described below, claim a tax deduction for the dividends it pays to its shareholders. Such an entity generally is not taxed on its "REIT taxable income" to the extent such income is currently distributed to shareholders, thereby substantially eliminating the "double taxation" (i.e., at both the entity and shareholder levels) that generally results from an investment in an entity which is taxed as a corporation. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. Further, if the entity were to fail to qualify as a REIT in any year, it would not be able to deduct any portion of the dividends it paid to its shareholders and would be subject to full Federal corporate income taxation on its earnings, thereby significantly reducing or eliminating the cash available for distribution to its shareholders.

        Morgan, Lewis & Bockius LLP has opined that, for Federal income tax purposes, COPT has properly elected and otherwise qualified to be taxed as a REIT under the Code for taxable years commencing on or after January 1, 1992 and that its proposed method of operations as described in this prospectus and as represented to Morgan, Lewis & Bockius LLP by COPT will enable COPT to continue to satisfy the requirements for such qualification and taxation as a REIT under the Code for future taxable years. This opinion, however, is based upon certain factual assumptions and representations made by COPT. Moreover, such qualification and taxation as a REIT depends upon the ability of COPT to meet, for each taxable year, various tests imposed under the Code as discussed below, and Morgan, Lewis & Bockius LLP has not reviewed in the past, and may not review in the future, COPT's compliance with these tests. Accordingly, no assurance can be given that the actual results of the operations of COPT for any particular taxable year will satisfy such requirements.

  General

        In any year in which COPT qualifies as a REIT, it will not generally be subject to Federal income tax on that portion of its REIT taxable income or capital gain that is distributed to shareholders. COPT will, however, be subject to tax at normal corporate rates upon any taxable income or capital gains not distributed. Shareholders are required to include their proportionate share of the REIT's undistributed long-term capital gain in income, but would receive a credit for their share of any taxes paid on such gain by the REIT.

        Notwithstanding its qualification as a REIT, COPT also may be subject to taxation in certain other circumstances. If COPT should fail to satisfy either the 75% or the 95% gross income test (each as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which COPT fails either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect COPT's profitability. COPT will also be subject to a tax of 100% on net income from any "prohibited transaction" (as described below), and if COPT has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if COPT should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior years, COPT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. COPT also may be subject to the corporate alternative minimum tax, as well as to tax in certain situations not presently contemplated. COPT will use the calendar year both for Federal income tax purposes, as is required of a REIT under the Code, and for financial reporting purposes. Finally, in the event that items of rent, interest or other deductible expenses are paid to a REIT by a "taxable REIT subsidiary" (as defined below) of such REIT, and such amounts are determined to be other than at arm's length, a REIT may be subject to a 100% tax on the portion of such amounts treated as excessive. Safe harbors exist for certain rental payments.

        Failure to Qualify.    If COPT fails to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, COPT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which COPT fails to qualify as a REIT will not be deductible by COPT, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as dividend income, and subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, COPT also will be disqualified from reelecting taxation as a REIT for the four taxable years following the year during which qualification was lost.

  REIT Qualification Requirements

        In order to qualify as a REIT, COPT must meet the following requirements, among others:

        Share Ownership Tests.    COPT's shares of beneficial interest must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportionate number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of COPT may be owned, directly or indirectly and taking into account the effects of certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities (the "50% Limitation"). However, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. In addition, for purposes of the 50% Limitation, shares of beneficial interest owned, directly or indirectly, by a corporation will be considered as being owned proportionately by its shareholders.

        In order to attempt to ensure compliance with the foregoing share ownership tests, COPT's Declaration of Trust places certain restrictions on the transfer of its shares of beneficial interest to prevent additional concentration of share ownership. Moreover, to evidence compliance with these requirements, Treasury Regulations require COPT to maintain records which disclose the actual ownership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, COPT must and will demand written statements each year from the record holders of designated percentages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury Regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of COPT's records. A shareholder failing or refusing to comply with COPT's written demand must submit with his tax return a similar statement disclosing the actual ownership of COPT shares of beneficial interest and certain other information.

        Asset Tests.    At the close of each quarter of COPT's taxable year, COPT must satisfy two tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of COPT's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash (including in some instances, with respect to COPT's taxable years beginning January 1, 2009, foreign currency), cash items, government securities and qualified temporary investments. Second, although the remaining 25% of COPT's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of COPT's total assets (the "REIT Value Test") or (ii) 10% of the outstanding voting securities or outstanding value of any one such issuer (collectively, the "Issuer Tests").

        The REIT Value Test and the Issuer Tests will not, however, apply to securities held by a REIT in a "taxable REIT subsidiary," so long as, at of the close of each quarter of each taxable year, not more than 25% of COPT's total assets are represented by securities of taxable REIT subsidiaries. A corporation will qualify as a taxable REIT subsidiary with respect to COPT only if (i) either (x) COPT directly or indirectly owns stock in such corporation and COPT and such corporation jointly make a taxable REIT subsidiary election in accordance with applicable procedures or (y) a taxable REIT subsidiary of COPT owns, directly or indirectly, securities possessing more than 35% of the total voting power of the outstanding securities of such corporation or securities having a value of more than 35% of the total value of the outstanding securities of such corporation and (ii) such corporation does not directly or indirectly (x) operate or manage a lodging or health care facility or (y) provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging facility or health care facility is operated. Here, however, it should be noted that in certain limited circumstances a taxable REIT subsidiary may be permitted to provide rights to an "eligible independent contractor" to operate or manage a lodging facility (or, with respect to COPT's taxable years beginning after January 1, 2009, a health care facility) without running afoul of these rules. For purposes of this paragraph, references to a "lodging facility" are to a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis and references to a "health care facility" are to a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical, nursing or ancillary services to patients. Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings, but are permitted to engage in certain types of real estate management activities and certain other activities which cannot currently be performed by REITs or their controlled subsidiaries without jeopardizing REIT status. On January 1, 2001, COPLP acquired all of the stock in Corporate Office Management, Inc. ("COMI") that was not previously owned by it, and we elected to treat COMI as a taxable REIT subsidiary effective January 1, 2001. Thus, COMI is and will remain fully taxable with respect to its earnings. The election will, however, generally allow COMI to continue its real estate management activities without jeopardizing COPT's REIT status.

        In addition, certain debt securities held by a REIT will not be taken into account for purposes of the Issuer Value Test. Where COPT invests in a partnership (such as COPLP), it will be deemed to own a proportionate share of the partnership's assets, and the partnership interest will not constitute a security for purposes of these tests. Accordingly, COPT's investment in real properties through its interests in COPLP (which itself holds real properties through other partnerships) will constitute an investment in qualified assets for purposes of the 75% asset test. However, solely for purposes of the 10% value test, described above, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code.

        If COPT failed to meet the Issuer Tests at the end of any quarter and did not cure such failure within 30 days thereafter, COPT still could avoid disqualification by disposing of sufficient assets or otherwise complying with such asset test within six months of the identification of the failure, provided the failure was due to assets the value of which did not exceed the lesser of 1% of the value of COPT's assets at the end of the relevant quarter and $10,000,000. For violations of any of the REIT asset tests due to reasonable cause that were larger than this amount, COPT still could avoid disqualification by taking certain steps including (x) disposing of sufficient assets to meet the asset tests or otherwise complying with such asset tests, (y) preparing a schedule for the quarter describing the non- qualifying assets and filing it in accordance with regulations and (z) paying a tax equal to the greater of $50,000 or 35% of the net income generated by the non-qualifying assets.

        Gross Income Tests.    There are two separate percentage tests relating to the sources of COPT's gross income which must be satisfied for each taxable year. For purposes of these tests, where COPT invests in a partnership, COPT will be treated as receiving its share of the income and loss of the partnership based on its capital interest in such partnership, and the gross income of the partnership will retain the same character in the hands of COPT as it has in the hands of the partnership. The two tests are described below.

        The 75% Test.    At least 75% of COPT's gross income for the taxable year must be "qualifying income." Qualifying income generally includes: (i) rents from real property; (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of COPT's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITS, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property.

        Rents received or accrued from a tenant will not qualify as "rents from real property" for purposes of the 75% gross income test or the 95% gross income test, described below, if COPT, or a person owning, actually or under applicable constructive ownership rules, a 10% or greater interest in COPT, directly or constructively owns 10% or more of such tenant, unless (i) such rents are received or accrued from a taxable REIT subsidiary and (ii) either (x) at least 90% of the leased property in respect of which COPT is receiving or accruing such rents is occupied by persons other than taxable REIT subsidiaries of COPT and the amounts paid to COPT by the taxable REIT subsidiary as rents with respect to such property are substantially comparable to rents paid by other tenants of such property or (y) such rents are received in respect of a "qualified lodging facility" (or, with respect to COPT's taxable years beginning after January 1, 2009, a "qualified healthcare facility") where such facility is operated on behalf of the taxable REIT subsidiary by a person who is an "eligible independent contractor" (as such term is defined for purposes of the REIT provisions of the Code). In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property for purposes of the 75% and 95% gross income tests, COPT generally must not operate or manage the property or furnish or render services to customers, other than through an "independent contractor" from whom COPT derives no income, or through a taxable REIT subsidiary, except that the "independent contractor" or taxable REIT subsidiary requirement does not apply to the extent that the services provided by COPT are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant for his convenience." In addition, COPT may directly perform a de minimis amount of non-customary services. COPT believes that the services provided with regard to COPT's properties by COPLP (or its agents) have been (and, it is believed, will in the future be) usual or customary services. Any services that cannot be provided directly by COPLP will be performed by independent contractors or a taxable REIT subsidiary.

        The 95% Test.    In addition to deriving 75% of its gross income from the sources listed above, at least 95% of COPT's gross income for the taxable year must be derived from the above-described qualifying income or from dividends, interest, or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends and interest on obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. COPT intends to monitor closely its non-qualifying income and anticipates that non-qualifying income from its activities will not result in COPT failing to satisfy either the 75% or 95% gross income test.

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Except to the extent as may be provided by Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% income tests if such hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Similarly, certain foreign currency gains are excluded from gross income for purposes of one or both of the income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

        For purposes of determining whether COPT complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, a sale of property will not be a prohibited transaction if such property is held for at least two years and certain other requirements—such as those relating to the number of properties sold in a year, their tax bases and the cost of improvements made thereto—are satisfied.

        Even if COPT fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) COPT's failure to comply is due to reasonable cause and not to willful neglect; (ii) COPT reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, COPT will nonetheless be subject to a tax equal to (i) the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by (ii) a fraction intended to reflect COPT's profitability.

        Compliance with Income Tests.    COPT intends to continue to monitor its operations and investments so as to continue to satisfy the 75% and 95% gross income tests. While COPLP or its affiliates provide certain services with respect to the properties in which COPT owns interests and possibly with respect to any newly acquired properties, COPT believes that for purposes of the 75% and 95% gross income tests the services provided at such properties and any other services and amenities provided by COPLP or its agents with respect to such properties will be of the type usually or customarily rendered in connection with the rental of space for occupancy only and not rendered to the occupants of such properties. COPT intends that services that cannot be provided directly by COPLP or other agents will be performed by independent contractors or taxable REIT subsidiaries.

        Annual Distribution Requirements.    In order to qualify as a REIT, COPT is required to distribute dividends to its shareholders each year in an amount at least equal to (i) the sum of (A) 90% of COPT's REIT taxable income (computed without regard to the dividends paid deduction and COPT's net capital gain) and (B) 90% of the net income (after tax), if any, for foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before COPT timely files its tax return for the prior year and if paid on or before the first regular dividend payment after the declaration.

        COPT intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the COPLP agreement authorizes COPT in its capacity as General Partner to take such steps as may be necessary to cause COPLP to distribute to its partners an amount sufficient to permit COPT to meet the distribution requirements. It is possible that COPT may not have sufficient cash or other liquid assets to meet the above-described distribution requirement, either due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing COPT's REIT taxable income on the other hand, or for other reasons. COPT will monitor closely the relationship between its REIT taxable income and cash flow and, if necessary, arrange for borrowings to raise cash or take such other steps as it deems necessary in order to satisfy the distribution requirement. In addition, from time to time, COPT may declare taxable dividends payable in cash or stock at the election of the COPT shareholders, subject to a limit on the aggregate amount of cash that could be paid. However, there can be no assurance that a borrowing or share distribution will be available or practicable at any particular time.

        If COPT fails to meet the above-described distribution requirement as a result of an adjustment to COPT's tax return by the Service, COPT may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

        If COPT fails to satisfy one or more requirements for REIT qualification (other than the 75% and 95% gross income tests and other than the requirements necessary to cure a failure of the asset tests, as described above), COPT can avoid disqualification if its failure is due to reasonable cause and not willful neglect, and COPT pays a penalty of at least $50,000 (and, in some cases, more) for each such failure.

  Taxation of Shareholders

        Taxation of Taxable Domestic Shareholders.    As long as COPT qualifies as a REIT, distributions made to its taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable as ordinary income, and domestic corporate shareholders will not be eligible for the dividends received deduction as to such amounts. In determining the extent to which a distribution with respect to the common shares constitutes a dividend for tax purposes, COPT's earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to any class of preferred shares, and then to COPT's common shares.

        "Qualified dividend income" received by non-corporate U.S. shareholders will generally be subject to Federal income tax at the rate applicable to long-term capital gains (currently 20%). Qualified dividend income generally includes dividends paid by domestic "C" corporations and certain qualified foreign corporations to most non-corporate U.S. shareholders. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding period requirements are met and the REIT's dividends are attributable to dividends received from taxable corporations (such as taxable REIT subsidiaries) or to income that was subject to Federal income tax at the corporate/REIT level (for example, if the REIT distributes taxable income that it had retained and paid tax on in the preceding taxable year).

        Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of beneficial interest, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares of beneficial interest, they will be included in income as short-term or long-term capital gain (depending on the length of time the shares have been held), assuming the shares are capital assets in the hands of the shareholder. In addition, any dividend declared by COPT in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by COPT and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by COPT during January of the following calendar year.

        Domestic shareholders may not include in their individual income tax returns any of COPT's net operating losses or capital losses. Instead, such losses would be carried over by COPT for potential offset against future income (subject to certain limitations). Distributions made by COPT and gain arising from the sale or exchange of shares will not be treated as passive activity income, and, as a result, shareholders generally will not be able to apply any "passive losses" against such income and gain. In addition, taxable distributions from COPT generally will be treated as investment income. Capital gain dividends (including distributions treated as such) and capital gain from the disposition of shares, however, will be treated as investment income only if a shareholder so elects, in which case such capital gain will be taxed at ordinary income rates. COPT will notify shareholders after the close of its taxable year as to the portions of distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

        In general, a domestic shareholder will realize capital gain or loss on the disposition of COPT's shares of beneficial interest equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition, and (ii) the shareholder's adjusted basis of such shares of beneficial interest. Such gain or loss generally will constitute short-term capital gain or loss if the shareholder has not held such shares for more than one year and long-term capital gain or loss if the shareholder has held such shares for more than one year. See the section below entitled "Capital Gains and Losses." Loss upon a sale or exchange of COPT's shares of beneficial interest by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from COPT required to be treated by such shareholder as long-term capital gain.

        Capital Gains and Losses.    The current maximum marginal individual income tax rate is 39.6%. The current maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year is 20%. Accordingly, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

        If a shareholder recognizes a loss upon a subsequent disposition of COPT's common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. In addition, significant penalties are imposed for failure to comply with these requirements. You should consult your own tax advisors concerning any possible disclosure obligation with respect to the ownership or disposition of COPT common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Backup Withholding.    COPT will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding (at a current rate of 28% with respect to dividends paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption and otherwise complies with the applicable requirements of the backup withholdings rules. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability.

        In addition, COPT may be required to withhold a portion of capital gain distributions made to shareholders that fail to certify their non-foreign status to COPT. See section below entitled "Taxation of Foreign Shareholders."

        Taxation of Tax-Exempt Shareholders.    The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, dividend income from COPT's shares of beneficial interest should not be UBTI to a tax-exempt shareholder, provided that the tax-exempt shareholder has not held its shares as "debt financed property" within the meaning of the Code and such shares are not otherwise used in a trade or business. Similarly, income from the sale of COPT's shares of beneficial interest will not constitute UBTI unless such tax-exempt shareholder has held such shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. As a result of certain limitations on transfer and ownership of COPT's shares of beneficial interest contained in the Charter, COPT does not expect to be classified as a "pension held REIT."

        Medicare Tax on Net Investment Income.    For taxable years beginning after December 31, 2012, a 3.8% Medicare tax is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a shareholder's allocable share of COPT's income and gain realized by a shareholder from a sale of COPT common shares. In the case of an individual, the tax will be imposed on the lesser of (i) the shareholder's net investment income or (ii) the amount by which the shareholder's modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

        Taxation of Foreign Shareholders.    The rules governing the Federal income taxation of the ownership and disposition of COPT's shares of beneficial interest by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules.

        PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN COPT'S SHARES OF BENEFICIAL INTEREST, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THEIR HOME COUNTRY LAWS.

        In general, Non-U.S. Shareholders will be subject to regular Federal income taxation with respect to their investment in COPT's shares of beneficial interest in the same manner as a U.S. shareholder (i.e., at graduated rates on a net basis, after allowance of deductions) if such investment is "effectively connected" with the conduct by such Non-U.S. Shareholder of a trade or business in the United States. A Non-U.S. Shareholder that is a corporation and that receives income with respect to its investment in COPT's shares of beneficial interest that is (or is treated as) "effectively connected" with the conduct of a trade or business in the United States may also be subject to the 30% branch profits tax imposed under Section 884 of the Code, which is payable in addition to the regular Federal corporate income tax. The following discussion addresses only the federal income taxation of Non-U.S. Shareholders whose investment in COPT's shares of beneficial interest is not "effectively connected" with the conduct of a trade or business in the United States. Prospective investors whose investment in COPT's shares of beneficial interest may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences thereof.

        Distributions that are not attributable to gain from sales or exchanges of United States real property interests and that are not designated by COPT as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of COPT's current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. A Non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate will now be required to satisfy certain certification and other requirements. Distributions that COPT makes in excess of its current and accumulated earnings and profits will not be taxable to a Non-U.S. Shareholder to the extent they do not exceed the adjusted basis of such Non-U.S. Shareholder's shares, but rather will reduce the adjusted basis of such shares (but not below zero). To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to tax liability if such Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of shares, as described below.

        For withholding tax purposes, COPT is currently required to treat all distributions as if made out of its current or accumulated earnings and profits and thus intends to withhold at the rate of 30% (or a reduced treaty rate if applicable) on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder. COPT would not be required to withhold at the 30% rate on distributions COPT reasonably estimates to be in excess of its current and accumulated earnings and profits. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. However, a Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of its current or accumulated earnings and profits, and the amount withheld exceeded the Non-U.S. Shareholder's Federal tax liability, if any, with respect to the distribution.

        For any year in which COPT qualifies as a REIT, distributions that are attributable to gain from sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with the conduct of a United States trade or business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to domestic shareholders (subject to applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals), without regard as to whether such distributions are designated by COPT as capital gain dividends. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. COPT is required by Treasury Regulations to withhold 35% of any distribution to a Non-U.S. Shareholder that could be designated as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of COPT stock which is regularly traded on an established securities market located in the United States if the non-U.S. Shareholder did not own more than 5% of such class of stock at any time during the taxable year. Instead any capital gain dividend will be treated as dividends of ordinary income to the extent that they are made out of COPT's current or accumulated earnings and profits, subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Also, the branch profits tax will not apply to such a distribution.

        Gain recognized by a Non-U.S. Shareholder upon a sale of COPT's shares of beneficial interest generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. COPT's shares of beneficial interest will not constitute a "United States real property interest" so long as COPT is a "domestically controlled REIT." A "domestically controlled REIT" is generally a REIT in which at all times during a specified testing period less than 50% in value of its share was held directly or indirectly by Non-U.S. Shareholders. COPT believes that it will be a "domestically controlled REIT" and therefore, the sale of COPT's shares of beneficial interest will not be subject to taxation under FIRPTA. However, because COPT's shares of beneficial interest are publicly traded, no assurance can be given that COPT will continue to be a "domestically controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of its shares not otherwise subject to FIRPTA generally will be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

        If COPT does not qualify as or ceases to be a "domestically controlled REIT," whether gain arising from the sale or exchange by a Non-U.S. Shareholder of COPT's shares of beneficial interest would be subject to U.S. taxation under FIRPTA will depend on whether the shares are "regularly traded" (as defined in applicable Treasury Regulations) on an established securities market (such as the NYSE) and on the size of the selling Non-U.S. Shareholder's interest in COPT. If the gain on the sale of COPT's shares of beneficial interest were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser would be required to withhold and remit to the IRS 10% of the sale price. In addition, if COPT is not a "domestically controlled REIT," distributions in excess of its current and accumulated earnings and profits would be subject to withholding at a rate of 10%.

        Dividends paid in the United States with respect to COPT's shares of beneficial interest, and proceeds from the sale of COPT's shares of beneficial interest, through a United States broker (or certain brokers having significant connections with the United States) may be subject to the information reporting requirements of the Code. Under the backup withholding rules, a shareholder may be subject to backup withholding (at a current rate of 28%) unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. Non-U.S. Shareholders are generally exempt from information reporting and backup withholding, but may be required to provide a properly completed Form W-8 or otherwise comply with applicable certification and identification procedures in order to prove their exemption. Any amount paid as backup withholding will be creditable against the Non-U.S. Shareholder's United States income tax liability.

Taxation of COPLP Noteholders

        The tax consequences of owning any debt securities that we may issue, including any fixed interest securities, original issue discount debt securities, or floating rate debt securities that we offer will be discussed in the applicable prospectus supplement.

Foreign Accounts Tax Compliance Act

        Legislation enacted in 2010 and Treasury regulations and other guidance issued thereafter(collectively, "FATCA") will require, after June 30, 2014, withholding at a rate of 30% on dividends and payments of interest in respect of, and after December 31, 2016, withholding at a rate of 30% on gross proceeds from the sale of, our common and preferred shares and debt securities held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury pursuant to which it agrees, among other things, to report to the IRS on an annual basis information with respect to shares in, or accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares or debt securities are held will affect the determination of whether such withholding is required. Similarly, dividends and payments of interest in respect of, and gross proceeds from the sale of, our common and preferred shares and debt securities held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exceptions will be subject to withholding at a rate of 30% beginning after the dates noted above, unless such entity either (i) certifies to us that such entity does not have any "substantial U.S. owners" or (ii) provides certain information regarding the entity's "substantial U.S. owners," which we will in turn report to the IRS. We will not pay any additional amounts to shareholders in respect of any amounts withheld. The withholding tax will generally not apply to debt securities issued before June 30, 2014, unless such securities are significantly modified after that date. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance may modify these requirements and effective dates. U.S. holders intending to hold our common or preferred shares or debt securities through foreign financial institutions and non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of these rules on their investment.

Foreign, state and local tax considerations

        In addition to the U.S. federal income tax consequences described above, holders of notes should consider the foreign, state and local tax consequences of purchasing, owning, and disposing of the notes. Foreign, state and local tax laws may differ substantially from the corresponding U.S. federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any foreign jurisdiction, state or locality. Holders of the notes should therefore consult their tax advisors with respect to the various foreign, state and local tax consequences of an investment in the notes.

Other Tax Considerations

        Effect of Tax Status of COPLP on REIT Qualification.    Substantially all of COPT's investments are through COPLP. COPT believes that COPLP is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation). If, however, COPLP was to be treated as an association taxable as a corporation, COPT would cease to qualify as a REIT. Furthermore, in such a situation, COPLP would be subject to corporate income taxes and COPT would not be able to deduct its share of any losses generated by COPLP in computing its taxable income.

        Tax Allocations with Respect to the Properties.    COPLP was formed, in part, by way of contributions of appreciated property. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution (this difference is referred to as a "Book-Tax Difference"). The partnership agreement of COPLP requires allocations of income, gain, loss and deduction with respect to contributed Property to be made in a manner consistent with the special rules in Section 704(c) of the Code, and the regulations thereunder, which tend to eliminate the Book-Tax Differences with respect to the contributed Properties over the depreciable lives of the contributed Properties. However, because of certain technical limitations, the special allocation rules of Section 704(c) may not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of COPLP could cause COPT to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to COPT if all properties were to have a tax basis equal to their fair market value at the time of acquisition. The foregoing principles also apply in determining its earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had COPT purchased its interests in all properties at their agreed value.

        Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method of accounting for Book-Tax Differences so that the contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with the property. COPLP has determined to use the "traditional method" (which is specifically approved in the Treasury Regulations) for accounting for Book-Tax Differences with respect to the Contributed Properties.

        Potential Impact of Taxable Stock Distributions on Shareholders.    If COPT pays a dividend payable in cash or stock at the shareholder's election, as described above, taxable U.S. Shareholders will be required to include the full amount of the dividend as ordinary income to the extent of COPT's accumulated earnings and profits. As a result, a U.S. Shareholder's tax liability with respect to such dividend may exceed the cash portion of the dividend. If a U.S. Shareholder sells the shares that it receives as a dividend to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of COPT's shares at the time of the sale. Furthermore, with respect to Non-U.S. Shareholders, we may be required to withhold Federal tax with respect to such dividends, including in respect of all or a portion of such dividend payable in shares.

        State and Local Taxes.    COPT and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which COPT or they transact business or reside. The state and local tax treatment of us and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult with their own tax advisors regarding the effect of state, local and other tax laws of any investment in COPT's shares of beneficial interest.

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        COPT common shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the

Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        COPT's common shares are listed on the New York Stock Exchange under the symbol "OFC." Any new series of preferred shares or warrants will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

        Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Corporate Office Properties Trust for the year ended December 31, 2012 and the audited historical financial statements of Corporate Office Properties, L.P. included in Corporate Office Properties, L.P.'s Current Report on Form 8-K dated July 25, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 which are incorporated by reference.

LEGAL MATTERS

        The legality of the securities offered hereby by COPLP is being passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. The validity of the securities offered hereby by COPT is being passed upon for us by Saul Ewing LLP. The opinion of counsel as described under the heading "Federal Income Tax Matters" is being rendered by Morgan, Lewis & Bockius LLP, which opinion is subject to various assumptions and is based on current tax law. Certain legal matters may be passed upon for any of the underwriters or agents by counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents filed by us at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at http://www.sec.gov.

        This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. If a reference is made in this prospectus or any prospectus supplement to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

        The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information.

        We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

  •
  COPT's Annual Report on Form 10-K for the year ended December 31, 2012;

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  COPT's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013;

  •
  COPT's Current Reports on Form 8-K, filed with the SEC on March 13, 2013, March 18, 2013, May 1, 2013, May 7, 2013, May 15, 2013, July 19, 2013 and July 25, 2013;

  •
  COPLP's Current Reports on Form 8-K, filed with the SEC on July 19, 2013 and July 25, 2013;

  •
  COPT's Definitive Proxy Statement for the 2013 Annual Meeting of Shareholders, filed with the SEC on March 28, 2013; and

  •
  COPT's Registration Statement on Form 8-A relating to the registration of COPT's common shares, filed with the Securities and Exchange Commission on April 7, 1998.

        You may request a copy of these filings, at no cost, by contacting Investor Relations, Corporate Office Properties Trust, 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046, by telephone at 443-285-5400, by facsimile at 443-285-7640, or by e-mail at ir@copt.com, or by visiting our website at www.copt.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

4,800,000 Shares

Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

October 30, 2014

Wells Fargo Securities